Exhibit 10.1

AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

This AMENDMENT (the “Amendment”) is made effective March 4, 2019, and amends that certain EMPLOYMENT AGREEMENT dated March 30, 2013 (the “Agreement”) by and between CARBON NATURAL GAS COMPANY (n/k/a CARBON ENERGY CORPORATION (the “Company”) and PATRICK R. MCDONALD (the “Executive”). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Executive are parties to the Agreement and desire to amend the Agreement to clarify the timing for certain payments to the Executive in the event of an Involuntary Termination; and

WHEREAS, pursuant to Section 7.5 of the Agreement, the Agreement may be modified or amended by an instrument in writing signed by the party against whom enforcement or any such modification or amendment is sought; and

WHEREAS, the Company and the Executive desire to enter into this Amendment to amend the Agreement.

NOW, THEREFORE, in consideration of the premises, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1.2(c) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“(c) Payment. The amount payable to the Executive pursuant to Section 1.2(a) shall be delivered to J.P. Morgan Escrow Services (the “Escrow Agent”) immediately upon Executive’s Involuntary Termination and, subject to the provisions of Section 5.4, such payment shall be delivered to the Executive by the Escrow Agent within five (5) business days after the release required by Section 5.4(a) has become irrevocable and effective.”

2. Section 1.2(e) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“(e) Change in Control. A “Change in Control” shall be deemed to have occurred on the first to occur of the following (the “Change in Control Date”):

(i)	A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 1.2(e), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), of securities in the Company that, together with securities beneficially owned by such person or group, constitutes more than 50% of the total fair market value or total voting power of the outstanding securities of the Company; provided, however, that this clause (i) shall not apply to any acquisitions by funds affiliated with Yorktown Energy Partners or any of their respective Affiliates (collectively, the “Yorktown Holders”) until the first date after the date hereof on which the Yorktown Holders beneficially own (as such term is defined in Rule 13d-3), directly or indirectly, less than 20% of the total voting power of the outstanding securities of the Company;

(ii)	A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a “group” (for purposes of this Section 1.2(e)(ii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership (as such term is defined in Rule 13d-3), directly or indirectly, of securities of the Company possessing 30% or more of the total voting power of the outstanding securities of the Company; provided, however, that this clause (ii)(A) shall not apply to any acquisitions by the Yorktown Holders until the first date after the date hereof on which the Yorktown Holders beneficially own (as such term is defined in Rule 13d-3), directly or indirectly, less than 20% of the total voting power of the outstanding securities of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)	A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 1.2(e)(iii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Section 409A of the Code, as amended from time to time, and the guidance and regulations issued thereunder and successor provisions, guidance and regulations thereto (collectively, the “Nonqualified Deferred Compensation Rules”) and shall be interpreted and applied by the Board or the Compensation Committee of the Board (the “Compensation Committee”), as the case may be, in a manner consistent therewith.”

3. Section 2.1(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“(b) Executive will not pursue, directly or indirectly, any business opportunity for the exploration and/or development of oil, gas or other hydrocarbons unless (a) Executive has presented such opportunity to the Company, and (b) the Company has evaluated such opportunity and the Board has made a determination that the Company does not wish to pursue such opportunity. The foregoing restriction shall not apply to (i) equity holdings of the Executive existing as of the Effective Date or (ii) holdings of 5% or less of any company whose shares are publicly traded.”

4. The last sentence of Section 5.1(a) is amended by deleting it in its entirety and replacing it with the following:

“The Severance Payments shall be delivered to the Escrow Agent immediately upon Executive’s Involuntary Termination and, subject to the provisions of Section 5.4, the Severance Payments shall be delivered to the Executive by the Escrow Agent within five (5) business days after the release required by Section 5.4(a) has become irrevocable and effective.”

5. Section 5.3(a)(ii) of the Agreement is amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“All determinations made by the Accounting Firm under this Section 5.3(a) shall be made as soon as reasonably practicable and in no event later than four (4) business days after the release required by Section 5.4(a) has become irrevocable and effective.”

6. Section 5.4(b) of the Agreement is amended by adding the following immediately following the first sentence thereof:

“In the event that any portion of the payments or the benefits provided to Executive under Section 1.2(a) or Section 5.1 constitute non-qualified deferred compensation subject to the Nonqualified Deferred Compensation Rules, and the timing of the delivery of the release required by Section 5.4(a) could cause such payments to begin in one or another taxable year, then notwithstanding the foregoing, such payments shall be made on the later of the next regularly scheduled payroll of the Company after such release has become irrevocable and effective, or the first regularly scheduled payroll of the Company in the taxable year following Executive’s Involuntary Termination.”

7. The contact information set forth in Section 7.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“If delivered to the Company:

CARBON ENERGY CORPORATION

1700 Broadway, Suite 1170

Denver, CO 80290

Attention: Chief Financial Officer

email: kstruzeski@carbonenergycorp.com

If delivered to Executive:

PATRICK R. MCDONALD

1700 Broadway, Suite 1170

Denver, CO 80290

email: pmcdonald@carbonenergycorp.com

8. Counterpart Execution. This Amendment may be executed in any number of counterparts, and each counterpart hereof shall be effective as to the party that executes the same whether or not both parties execute the same counterpart. If counterparts of this Amendment are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original. This Amendment may be executed and delivered by exchange of facsimile or PDF copies showing the signatures of the parties, and those facsimile or PDF copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

Otherwise the Agreement shall remain in full force and effect, in accordance with its existing terms and provisions.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

COMPANY:

CARBON ENERGY CORPORATION

By:
Name:
Member of the Board of Directors

EXECUTIVE:

Patrick R. McDonald

Signature page

Amendment to Employment Agreement